Exhibit 10.1

FORM OF WAIVER

[DATE], 2022

[HOLDER ADDRESS]

Re:	Series B Preferred Stock Exchange Right

Dear [HOLDER]:

First Wave BioPharma, Inc. (the “Company”) is seeking a waiver from holders of its Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), of their Series B Exchange Right (as defined below) in exchange for a cash payment as further described below.

Pursuant to the Series B Preferred Stock Certificate of Designations (the “Certificate of Designations”), in the event of any issuance by the Company or any of its subsidiaries of its common stock, par value $0.0001 (the “Common Stock”), or Common Stock equivalents for cash consideration or a combination of units thereof (a “Subsequent Financing”), each holder of the Series B Preferred Stock has the right, subject to certain exceptions as set forth in the Certificate of Designations, at its option, to exchange (in lieu of cash subscription payments) all or some of the Series B Preferred Stock then held (with a value per share of Series B Preferred Stock equal to the stated value of each share of Series B Preferred Stock, or $7,700.00 (the “Stated Value”), plus accrued and unpaid dividends thereon, of the Series B Preferred Stock) for any securities or units issued in a Subsequent Financing on a dollar-for-dollar basis (the “Series B Exchange Right”);

In exchange for the payment to you of a waiver fee equal to ten percent (10%) of the Stated Value of the shares of Series B Preferred Stock held by you (the “Waiver Fee”), you hereby irrevocably waive your Series B Exchange Right with respect to any Subsequent Financing that occurs from and after the date of this agreement until December 31, 2022 (the “Waiver”).  The Waiver Fee will be paid to you by wire transfer of immediately available funds to an account designated by you on the signature page hereto no later than the third business day following the Company’s receipt of a counterpart of this agreement executed by you.

If you wish to accept the Company’s offer, please complete and execute the signature page attached hereto and return a completed copy of this agreement to me via e-mail at             . Thank you for your consideration.

Very truly yours,

First Wave BioPharma, Inc.

By:
Daniel Schneiderman
Chief Financial Officer

AGREED TO:

Print holder name:

If an entity, print name and title of authorized signatory:

Signature:

Wire Instructions: